Exhibit 5.1

Indonesia Energy Corporation Limited GIESMART PLAZA 7th Floor Jl. Raya Pasar Minggu No. 17A Pancoran - Jakarta, Indonesia 12780	D +1 345 815 1749
E tommy.tuohy@ogier.com

Reference: 426400.00003/TTU

22 March 2024

Indonesia Energy Corporation Limited (Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or preliminary or final supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended (the Act) to date relating to the registration of up to US$50,000,000 of its securities to be filed with the Commission on 22 March 2024 (together, the Securities). The Securities include:

(i)	ordinary shares (including any ordinary shares issuable upon exercise of conversion of any other Securities) of the Company of par value US$0.00267 each (the Ordinary Shares);

(ii)	preferred shares of the Company of par value US$0.00267 each (the Preferred Shares, and together with the Ordinary Shares, the Equity Securities);

(iii)	warrants to purchase Ordinary Shares (the Warrants), which are issuable pursuant to the terms of one or more warrant agreements to be entered into between the Company and the warrant agent for such Warrants thereunder, if any (the Warrant Agreements);

(iv)	debt securities (the Debt Securities) to be issued pursuant to the applicable indenture to be entered into by the Company (the Indenture);

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Indonesia Energy Corporation Limited 22 March 2024

(v)	depositary shares representing a fraction of an Ordinary Share or a Preferred Share (the Depositary Shares) to be issued pursuant to a deposit agreement relating to the Depositary Shares to be entered into between the Company and the depository for such Depositary Shares thereunder (the Deposit Agreement);

(vi)	rights to purchase one of more of the Securities described above (the Rights) to be issued under a rights agreement to be entered into between the Company and one or more rights agent (the Rights Agreement); and/or

(vii)	units comprising any combination of Ordinary Shares, Preferred Shares, Warrants, Debt Securities, Rights, Depositary Shares or any combination of the foregoing securities (the Units) which may be issued, under a unit agreement between the Company and a unit agent to be specified therein, if any (the Unit Agreement).

The Indenture, Warrant Agreements, Rights Agreement, Deposit Agreement and Unit Agreements, in each case, as applicable, are referred to herein collectively as Governing Documents.

The Warrants, the Debt Securities, the Depositary Shares, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto pursuant to Rule 462(b) under the Act and that this opinion is required to be furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

We have reviewed (i) the ATM prospectus supplement dated 22 March 2024 included in the Registration Statement (the Prospectus Supplement and, together with the base prospectus included in the Registration Statement as supplemented by the Prospectus Supplement, the Prospectus) and (ii) the First Amendment dated 22 March 2024 to the At the Market Offering Agreement dated 22 July 2022 by and between the Company and H.C. Wainwright & Co., LLC (the Document) pursuant to which Ordinary Shares may be issued (the ATM Shares).

This opinion is given in accordance with the requirements of the Registration Statement and the Act.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Document. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

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2	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, the Prospectus and the Document. In addition, we have examined the corporate and other documents listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar) and is a separate legal entity with limited liability, is capable of suing and being sued in its corporate name and is empowered to conduct its business in accordance with the objects set forth in its Memorandum of Association (as defined herein).

Issuance of Shares

(b)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate action to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles (as defined in Schedule 1) or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

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(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles, the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(c)	With respect to the Preferred Shares, when:

(i)	the Board and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the ATM Shares, when:

(i)	the provisions of the Document approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the ATM Shares) has been made; and

(ii)	valid entry have been made in the register of members of the Company reflecting such issuance of ATM Shares, in each case in accordance with the Memorandum and Articles,

the ATM Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

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(e)	With respect to the Underlying Shares (as defined in paragraph 25 of Schedule 2) to be issued, when:

(i)	the Board and the Company has taken all necessary corporate action to approve the creation, issuance and the terms of the Underlying Shares, the terms of the issuance of the Underlying Shares and other any related matters, including, without limitation, (if necessary) the amendment to the authorised share capital of the Company by the creation of the Underlying Shares and the amendment to the Memorandum and Articles reflecting the creation of such Underlying Shares and setting out the terms, rights and obligations of such Underlying Shares;

(ii)	the provisions of the Deposit Agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Underlying Shares) has been made; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares, in each case in accordance with the Memorandum and Articles;

the Underlying Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Debt Securities

(f)	With respect to the Debt Securities to be issued, when

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	the Indenture relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

Valid Issuance of Warrants

(g)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

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(ii)	if applicable, a Warrant Agreement relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered, including in accordance with the Warrant Agreement relating to the Warrants, if any, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(h)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Agreement, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Units

(i)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	if applicable, a Unit Agreement relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Warrants which are components of the Units, a Warrant Agreement, if any, shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, in respect of any Warrants which are components of the Units;

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(iv)	in respect of any Debt Securities which are components of the Units, the Indenture shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder; and

(v)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the Unit Agreement relating to the Units, (B) the applicable Warrant Agreement, if any, relating to any Warrants which are components of the Units, (C) the applicable Indenture relating to any Debt Securities which are components of the Units, and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

No approvals and consents

(j)	The Company is not required to obtain any consent, licence, approval, authorisation or exemption of any governmental or regulatory authority, agency or court in the Cayman Islands in connection with the execution or delivery by the Company of the Document or the filing of the Prospectus with the Commission or the performance of its obligations, or the exercise of its rights, under them.

Choice of law

(k)	The express choice of the laws of the jurisdiction specified in the Document to be the governing law of that document (its Proper Law) will be recognised and applied by the courts of the Cayman Islands in any action brought in such courts in respect of such document.

Enforceability

(l)	The Document constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

No litigation revealed

(m)	Based solely on our investigation of the Register of Writs and Other Originating Process (the Register of Writs), no litigation was pending in the Cayman Islands against the Company, nor had any petition been presented or order made for the winding up of the Company, as of the close of business on the day before our inspection.

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5	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Document to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Document (or as to how the commercial terms of the Document reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Document and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Document will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

6.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

7	Who can rely on this opinion

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier (Cayman) LLP

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Schedule 1

Documents examined

1.	The Certificate of Incorporation of the Company dated 24 April 2018 issued by the Registrar.

2.	The amended and restated memorandum of association of the Company adopted by special resolution passed on 8 November 2019 (the Memorandum of Association).

3.	The amended and restated articles of association of the Company adopted by special resolution passed on 8 November 2019 (together with the Memorandum of Association, the Memorandum and Articles).

4.	A Certificate of Good Standing dated 1 March 2024 (Good Standing Certificate) issued by the Registrar in respect of the Company.

5.	A certificate dated 22 March 2024 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of all of the directors of the Company passed on 10 March 2024 (the Board Resolutions).

6.	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 22 March 2024.

7.	The Registration Statement.

8.	The Prospectus.

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Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where a Document has been provided to us in draft or undated form, such Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of the Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Document other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Any individuals who are parties to the Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Document, sign such documents and give such information.

8	The Document and each Governing Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to them in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

9	In authorising the execution and delivery of the Document by the Company, the filing of the Registration Statement and Prospectus, the exercise of its rights and performance of its obligations under the Document, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

10	The person named in the Board Resolutions as authorised to execute the Document on behalf of the Company in fact executed such Document with the intention to bind the Company.

11	Each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Governing Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Governing Document, sign such documents and give such information.

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12	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

13	The form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

Choice of law

14	The express choice in the Document and the Governing Documents of its Proper Law as the governing law of that Document was made in good faith.

15	The express choice of their Proper Law as the governing law of the Document and the Governing Documents is a valid and binding selection under its Proper Law and all other relevant laws (other than the laws of the Cayman Islands).

16	There is nothing under any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Enforceability

17	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

18	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indenture in this regard.

19	The Document and each Governing Document is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its Proper Law and all other relevant laws (other than, in the case of the Company, the laws of the Cayman Islands).

20	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

21	No moneys paid to or for the account of any party under the Document or the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively). None of the parties to the Document or the Governing Documents is acting or will act in relation to the transactions contemplated by the Document or the Governing Documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by order of His Majesty in Council.

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22	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Document or the Governing Documents nor the exercise by any party to the Document or the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

23	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Document or the Governing Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

Equity Securities

24	The Equity Securities shall be issued at an issue price in excess of the par value thereof.

25	With respect to any shares to be issued underlying the Depositary Shares (the Underlying Shares), we have further assumed that (i) the Underlying Shares will be issued pursuant to a duly authorised, executed and delivered Deposit Agreement and (ii) the execution and delivery of the Deposit Agreement has been duly authorised by the Company and does not contravene the memorandum and articles of association then in effect or the laws of the Cayman Islands.

26	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

Approvals, consents and filings

27	The Company has obtained all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Document and the Prospectus. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

28	All of the following that are necessary to ensure the validity, legality, enforceability or admissibility in evidence of the Document and the Prospectus have been made or paid:

(a)	all notarisations, apostillings and consularisations required pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands); and

(b)	all filings, recordings, registrations and enrolments of the Document and the Prospectus with any court, public office or elsewhere in any jurisdiction outside the Cayman Islands; and

(c)	all payments outside the Cayman Islands of stamp duty, registration or other tax on or in relation to the Document and the Prospectus.

Submission to jurisdiction

29	The submission by the Company to the jurisdiction of the courts specified in the Document is binding on the Company as a matter of all relevant laws (other than the laws of the Cayman Islands).

Sovereign immunity

30	The Company is not a sovereign entity of any state and does not have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

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Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of Writs

3	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Limited liability

4	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act of the Cayman Islands and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

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Non-Assessable

5	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Choice of law

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(a)	The courts of the Cayman Islands will not recognise the choice of its Proper Law as the governing law of the Document to the extent that such choice of Proper Law would be incompatible with the public policy of Cayman Islands law.

(b)	In any action brought in respect of the Document in the courts of the Cayman Islands, those courts will not apply its Proper Law unless that law is pleaded and proved in the courts of the Cayman Islands, nor will they apply that law:

(i)	to matters of procedure; and

(ii)	to the extent the application of that Proper Law would be incompatible with the public policy of Cayman Islands law or contrary to mandatorily-applicable provisions of Cayman Islands law.

Enforceability

7	In this opinion, the term “enforceable” means that the relevant obligations are of a type that the courts of the Cayman Islands will ordinarily enforce, but it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement may be limited by insolvency or similar laws affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. In particular, equitable remedies, such as specific performance and injunction, will only be granted by a court in its discretion and may not be available where the court considers damages to be an adequate remedy;

(c)	a claim may be barred by statutes of limitation, or it may be or become subject to defences of set-off, abatement, laches or counterclaim and the doctrines of estoppel, waiver, election, forbearance or abandonment;

(d)	a court may refuse to allow unjust enrichment;

(e)	enforcement of an obligation of a party under the Document may be invalidated or vitiated by reason of fraud, duress, misrepresentation or undue influence or it may be limited by Cayman Islands law dealing with frustration of contracts;

(f)	a provision of the Document that fetters any statutory power of a Cayman Islands’ company, such as a provision restricting the company’s power to commence its winding up, to alter its memorandum and articles of association or to increase its share capital, may not be enforceable;

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(g)	the effectiveness of a provision in the Document releasing a party from a liability or duty otherwise owed may be limited by law;

(h)	a court will not enforce a provision of the Document to the extent that it may be illegal or contrary to public policy in the Cayman Islands or purports to bar a party unconditionally from, seeking any relief from the courts of the Cayman Islands or any other court or tribunal chosen by the parties;

(i)	a provision of the Document that is construed as being penal in nature, in that it provides that a breach of a primary obligation results in a secondary obligation that imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation, will not be enforceable (and we express no opinion as to whether such a provision is proportionate);

(j)	a court may refuse to give effect to a provision in the Document (including a provision that relates to contractual interest on a judgment debt) that it considers usurious;

(k)	a court may not enforce a provision of the Document to the extent that the transactions contemplated by it contravene economic or other sanctions imposed in respect of certain states or jurisdictions by a treaty, law, order or regulation applicable to the Cayman Islands;

(l)	a court may refuse to give effect to a provision in the Document that involves the enforcement of any foreign revenue or penal laws; and

(m)	where a contract provides for the payment of legal fees and expenses incurred by a party to that contract in enforcing the contract, a party who succeeds in enforcing the contract is entitled to recover by court judgment the amount of the legal fees and expenses found to be due under the terms of the contract. In all other cases, costs of legal proceedings can only be recovered from another party to the proceedings by a court order, which is a matter for the discretion of the court, and such costs are liable to taxation (assessment by the court.

8	A court may determine in its discretion the extent of enforceability of a provision of the Document that provides for or requires, as the case may be:

(a)	severability of any provision of the Document held to be illegal or unenforceable;

(b)	any calculation, determination or certificate to be conclusive or binding, including if that calculation, determination or certificate is fraudulent or manifestly inaccurate or has an unreasonable or arbitrary basis;

(c)	the vesting in a party of a discretion or of a power to determine a matter in its opinion, if that discretion is exercised unreasonably or the opinion is not based on reasonable grounds; or

(d)	written amendments or waivers of the Document if a purported amendment or waiver is effected by oral agreement or course of conduct, and we express no opinion on any provisions of that type.

9	The law of the Cayman Islands may not recognise a difference between negligence and gross negligence.

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Indonesia Energy Corporation Limited 22 March 2024

10	Where a Document is dated “as of” a specific date, although the parties to that Document have agreed between themselves that, as a matter of contract and to the extent possible, their rights and obligations under it take effect from a date prior to the date of execution and delivery, that Document still comes into effect on the date it is actually executed and delivered. Rights of third parties under that Document also take effect from the date that Document is actually executed and delivered, rather than the “as of” date.

Jurisdiction clauses

11	Notwithstanding any provision of the Document providing for the exclusive jurisdiction of the courts of another country, the courts of the Cayman Islands may not stay or strike out proceedings brought in contravention of such a provision if the claimant shows that it is just and proper to allow such proceedings to continue. In relation to some matters the courts of the place of incorporation have exclusive jurisdiction and, where that place of incorporation or registration is not the Cayman Islands, the Cayman Islands court will not accept jurisdiction.

12	Notwithstanding any provision of the Document providing for the non-exclusive jurisdiction of the courts of another country, a Cayman Islands court will only refuse leave to serve a writ outside of the Cayman Islands if the Cayman Islands are not the most appropriate forum and will only stay or strike out proceedings if pursuing the case in the Cayman Islands court would be vexatious or oppressive. There is no presumption that the nomination of a non-exclusive forum will give priority to that forum over the Cayman Islands.

Stamp duty

13	Cayman Islands stamp duty will be payable if the Document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

Public offering in the Cayman Islands

14	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

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